EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-60151) pertaining to the AK Steel Holding Corporation Stock Incentive Plan,

(2)
Registration Statement (Form S-8 No. 333-82035) pertaining to the 1993 Long-Term Incentive Plan of Armco Inc., the Amended 1993 Long-Term Incentive Plan of Armco Inc., the 1996 Incentive Plan of Armco Inc., and Armco Inc. and Subsidiaries 1988 Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-04505) pertaining to the AK Steel Holding Corporation Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 033-84578) pertaining to the AK Steel Holding Corporation 1994 Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-124296) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of January 16, 2003),

(6)	Registration Statement (Form S-3 No. 333-166303) of AK Steel Holding Corporation and AK Steel Corporation,

(7)	Registration Statement (Form S-8 No. 333-168541) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of March 18, 2010),

(8)	Registration Statement (Form S-8 No. 333-199853) pertaining to the AK Steel Holding Corporation Stock Incentive Plan (as amended and restated as of March 20, 2014),

(9)	Registration Statement (Form S-4 No. 333-189908) of AK Steel Holding Corporation and AK Steel Corporation,

(10)	Registration Statement (Form S-3 No. 333-194078) of AK Steel Holding Corporation and AK Steel Corporation, and

(11)	Registration Statement (Form S-3 No. 333-210785) of AK Steel Holding Corporation and AK Steel Corporation

of our report dated February 19, 2016, (except for Note 20, as to which the date is July 29, 2016) with respect to the consolidated financial statements of AK Steel Holding Corporation for the year ended December 31, 2015 included in this Current Report (Form 8-K) of AK Steel Holding Corporation.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio
July 29, 2016